As filed with the Securities and Exchange Commission on November 16, 2000
                                                Registration No. 333-
-------------------------------------------------------------------------
                   SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549
                        ----------------------
                               FORM S-3

                         REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933
                        -----------------------
                            EMC CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

  Massachusetts                                   04-2680009
(State or Other Jurisdiction                    (I.R.S. Employer
of Incorporation or Organization)               Identification No.)

                            35 Parkwood Drive
                      Hopkinton, Massachusetts  01748
                            (508) 435-1000
             (Address, including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)
                          ---------------------

                            Paul T. Dacier, Esq.
                Senior Vice President and General Counsel
                             EMC Corporation
                            171 South Street
                      Hopkinton, Massachusetts 01748
                            (508) 435-1000
          (Name, Address, including Zip Code, and Telephone Number,
                Including Area Code, of Agent for Service)
                          ----------------------

       Approximate date of commencement of proposed sale to the public:
 From time to time after the effective date of this registration statement.
                         ------------------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: X

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:

                     CALCULATION OF REGISTRATION FEE

Title of Each  Amount to be  Proposed Maximum  Proposed Maximum    Amount of
Class of       Registered    Offering Price    Aggregate           Registration
Securities     ----------    Per Share (1)     Offering Price(1)   Fee
to be                        ----------------  -----------------   ------------
Registered
------------
Common Stock,   3,495,064     $78.41           $274,047,968.24     $72,348.67
$.01 par value
per share

(1) These figures are estimates made solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act. Based upon the average of the high and low sale prices on the New York Stock Exchange on November 13, 2000.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


              Subject to Completion, Dated November 16, 2000

                            Prospectus

                         EMC CORPORATION

                           Common Stock

                         3,495,064 Shares

                  -----------------------------


     The selling stockholders identified in this prospectus are offering to sell up to an aggregate of 3,495,064 shares of common stock of EMC Corporation. We originally issued the shares to the selling stockholders in connection with our acquisition of all of the outstanding stock of CrosStor Software, Inc.

     The selling stockholders may offer and sell their shares from time to time in any manner described in the "Plan of Distribution" section of this prospectus beginning on page 8.

     Our common stock is listed on the New York Stock Exchange with the ticker symbol "EMC." On November 15, 2000, the closing price of the common stock on the New York Stock Exchange was $88 13/16 per share.

                  ------------------------------


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  -------------------------------

                         _________, 2000


The information in this prospectus is not complete and may be changed.
We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                        TABLE OF CONTENTS


                                                         Page

     Where You Can Find More Information                   3
     EMC Corporation                                       5
     Use of Proceeds                                       5
     Selling Stockholders                                  5
     Plan of Distribution                                  7
     Legal Matters                                         8
     Experts                                               8





               WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov.
You may also read and copy any materials that we file at the SEC's Public Reference Rooms in Washington, D.C., New York, New York and Chicago, Illinois. The Public Reference Room in Washington, D.C. is located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms.

     The SEC allows us to "incorporate by reference" the materials we file with it, which means that we can disclose important information to you by referring you to those materials. The information that we incorporate by reference in this prospectus is an important part of this prospectus. Information that we later file with the SEC will automatically update and supersede the information that we now incorporate by reference. We incorporate by reference in this prospectus the documents listed below:

     - Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

     - Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;

     - Current Reports on Form 8-K filed with the SEC on February 22, 2000, April 18, 2000, May 9, 2000, and November 8, 2000; and

     - The description of our Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on March 4, 1988, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference in this prospectus any documents that we later file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date on which we filed the registration statement of which this prospectus is a part and until the selling stockholders sell all the shares covered by this prospectus or until this offering otherwise terminates.

     You may request at no cost a copy of any or all of the documents that we have incorporated by reference in this prospectus by writing or telephoning us at the following address:

               Investor Relations Department
               EMC Corporation
               171 South Street
               Hopkinton, Massachusetts 01748
               (508) 435-1000

     We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933 relating to the shares covered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about us and about the shares.

     You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone else to provide you with information that is different. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

     We are not offering the shares in any state or foreign jurisdiction where that offering is not permitted.



                     EMC CORPORATION

     Founded in 1979, EMC designs, manufactures, markets and supports a wide range of hardware and software products and provides services for the storage, management, protection and sharing of electronic information. These integrated solutions enable organizations to create an electronic infrastructure. These solutions are comprised of enterprise storage systems, networks, software and services.

     Our mailing address and telephone number appear below.

          EMC Corporation
          171 South Street
          Hopkinton, Massachusetts 01748
          (508) 435-1000

                     USE OF PROCEEDS

     All net proceeds from the sale of the shares of common stock covered by this prospectus will go to the selling stockholders.
We will not receive any proceeds from this offering.

                   SELLING STOCKHOLDERS

     We originally issued the shares being offered under this prospectus to the selling stockholders in connection with our acquisition of CrosStor Software, Inc. on October 31, 2000.
On such date, EMC and our wholly-owned subsidiary entered into an Agreement and Plan of Merger with CrosStor. Under the terms of this merger agreement, our wholly-owned subsidiary was merged with and into CrosStor, with CrosStor surviving the merger.
As a result of the merger, which is being accounted for as a pooling-of-interests, the stockholders of CrosStor received an aggregate of 3,495,064 shares of our common stock in exchange for all of the outstanding capital stock of CrosStor. We issued these shares to the CrosStor stockholders pursuant to an exemption from the registration requirements of the Securities Act of 1933.

     The registration statement on Form S-3 to which this prospectus relates is being filed pursuant to a Registration Rights Agreement that we entered into with the CrosStor stockholders in connection with the merger. Under the Registration Rights Agreement, we agreed to use our reasonable best efforts to file a registration statement covering the shares of our common stock issued to the CrosStor stockholders in exchange for all of the outstanding capital stock of CrosStor. In general, we have agreed to keep the registration statement effective until November 1, 2001, subject to extension if we require the selling stockholders to suspend their use of this prospectus under certain circumstances.

     The following table sets forth the names of the selling stockholders, the number of shares of our common stock beneficially owned by each selling stockholder as of October 31, 2000, and the maximum number of shares of common stock that may be offered from time to time under this prospectus by each of them. This information has been obtained from the selling stockholders. Because a selling stockholder may sell or otherwise transfer less than all of his, her or its shares of common stock covered under this prospectus, no estimate can be given as to the number of shares that will be held by such selling stockholder after this offering. Except as indicated below, none of the selling stockholders has had a material relationship with us or any of our affiliates within the past three years.

                 Shares                               Shares Beneficially
                 Beneficially Owned                   Owned
                 and Ownership         Shares         and Ownership
Selling          Percentage Prior      Being          Percentage
Stockholder      to Offering (1)       Offered        After Offering (1)
-----------      -----------------     -------        -------------------
Timothy H.       1,628,022            1,628,022             0
Williams(2)

Gordon           1,628,022            1,628,022             0
Harris(2)

Stephen A.       162,801(3)           162,801(3)            0
Rago(2)

Dennis Haugh         1,302            1,302                 0

Constance              586            586                   0
Frothingham

Jeffrey          195,362(4)           195,362(4)            0
Helthall(2)

Martin Horowitz        862            862                   0

Merchant            66,233(5)         66,233                0(5)
Capital, Inc.

JT Venture          45,147            45,147                0
Partners

Emulex              90,295            90,295                0
Corporation

-----------------

(1) Assumes that all of the shares held by each selling stockholder and being offered under this prospectus are sold, and that each selling stockholder does not acquire any additional shares of our common stock before the completion of this offering. Includes shares deposited in escrow to secure the indemnification obligations of the selling stockholders under the merger agreement.
Ten percent (10%) of the shares of our common stock issued to each selling stockholder in connection with the merger was deposited in escrow. To the extent that any of the shares held in escrow are returned to us in satisfaction of the indemnification obligations, the total number of shares beneficially owned by these selling stockholders would be reduced according to their respective pro rata interests in the shares held in escrow that are returned to us. Timothy Williams and Gordon
Harris have also agreed that they will not sell, transfer or otherwise dispose of any shares that they received in the merger until after we publish financial results covering at least thirty days of combined operations of EMC and CrosStor after the effective time of the merger. Each number of shares listed represents less than 1% of the aggregate issued and outstanding common stock of EMC.

(2)    Timothy Williams, Gordon Harris, Stephan Rago and
Jeffrey Helthall became EMC employees immediately following the merger; Timothy Williams and Gordon Harris became Vice
Presidents of EMC.

(3) Includes 130,241 shares subject to currently exercisable options to acquire shares of our common stock.

(4) Includes 193,327 shares subject to currently exercisable options to acquire shares of our common stock.

(5)    Merchant Capital, Inc. is a subsidiary of Credit Suisse
First Boston. Credit Suisse First Boston beneficially owns approximately 1,781,553 shares of our common stock.


                  PLAN OF DISTRIBUTION

  The shares covered by this prospectus are being registered to permit their offer and sale by the selling stockholders.

  The offer and sale, from time to time, of the shares owned by the selling stockholders may be made in one or more transactions on the New York Stock Exchange or otherwise, at prices and at terms then prevailing or prices related to the then current market price, or in negotiated transactions. These sales may take one or more of the following forms:

     -    in the over-the-counter market;

     - in private transactions other than in the over-the-counter market;

     - in connection with short sales of shares of common stock;

     -    by pledge to secure debts and other obligations;

     - in connection with the writing of non-traded and exchange-traded call options, in hedge transactions or in settlement of other transactions in standardized or over-the-counter options; or

     -    in a combination of any of the above transactions.

  The selling stockholders may use broker-dealers to sell the shares. If this happens, broker-dealers will either receive discounts or commissions from the selling stockholders or they will receive commissions from purchasers of shares for whom they acted as agents. Any broker-dealer that acts in connection with the sale of shares might be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by such broker-dealers and any profit on the resale of the shares sold while acting as a principal might be deemed to be an underwriting discount or commission under the Securities Act.

  The selling stockholders may also resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of that Rule.

  Our common stock is listed for trading on the New York
Stock Exchange, and the shares have been approved for listing on the New York Stock Exchange.


                      LEGAL MATTERS

  For the purposes of this offering, Paul T. Dacier, Senior
Vice President and General Counsel of EMC, is giving an opinion on the validity of the shares. As of September 30, 2000, Mr. Dacier was the beneficial owner (for purposes of the Securities Exchange Act of 1934) of 319,643 shares of our common stock.


                         EXPERTS

  Our consolidated financial statements, which have been incorporated by reference in this prospectus, have been audited by PricewaterhouseCoopers LLP, independent accountants. Such financial statements have been so included in reliance on the reports of such independent accountants given on the authority of such firms as experts in auditing and accounting.




                         PART II

         INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.    Other Expenses of Issuance and Distribution

  The following table sets forth the various expenses in connection with the issuance of the securities being registered, all of which are being paid by the Registrant.
All of the amounts shown are estimates except the Securities and Exchange Commission registration fee.

                                              Amount
                                              ------
     Securities and Exchange
     Commission Registration Fee             $72,348.67
     Accounting Fees and Expenses*           $ 5,000.00
                                             ----------
         Total                               $77,348.67

*  Estimated

Item 15.      Indemnification of Directors and Officers

     Section 67 of Chapter 156B of the General Laws of the Commonwealth of Massachusetts authorizes a Massachusetts corporation to indemnify any director, officer, employee or other agent of the corporation to whatever extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors.

     Article 6(k) of the Registrant's Restated Articles of
Organization provides as follows:

     No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the extent provided by applicable law notwithstanding any provision of law imposing such liability; provided, however, that to the extent, and only to the extent, required by
Section 13(b)(1 1/2) or any successor provision of the Massachusetts Business Corporation Law, this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under sections 61 or 62 of the Massachusetts Business Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not be construed in any way so as to impose or create liability. The forgoing provisions of this Article 6(k) shall not eliminate the liability of a director for any act or omission occurring prior to the date on which this Article 6(k) becomes effective. No amendment to or repeal of this Article 6(k) shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     In addition, Section 7 of the Registrant's Amended and
Restated By-laws, entitled "Indemnification of Directors and
Officers," provides as follows:

     The corporation shall, to the extent legally permissible, indemnify each of its directors and officers (including persons who act at its request as directors, officers or trustees of another organization or in any capacity with respect to any employee benefit plan) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by such director or officer in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such director or officer may be involved or with which such director or officer may be threatened, while in office or thereafter, by reason of such individual being or having been such a director or officer, except with respect to any matter as to which such director or officer shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such individual's action was in the best interests of the corporation (any person serving another organization in one or more of the indicated capacities at the request of the corporation who shall have acted in good faith in the reasonable belief that such individual's action was in the best interest of such other organization to be deemed as having acted in such manner with respect to the corporation) or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan; provided, however, that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the corporation, after notice that it involves such indemnification: (a) by a disinterested majority of the directors then in office; or
(b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that such individual's action was in the best interests of the corporation; or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer. Expenses, including counsel fees, reasonably incurred by any director or officer in connection with the defense or disposition of any such action, suit or other proceeding may be paid from time to time by the corporation in advance of the final disposition thereof upon receipt of an undertaking by such director or officer to repay to the corporation the amounts so paid by the corporation if it is ultimately determined that indemnification for such expenses is not authorized under this Section 7. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any director or officer may be entitled. As used in this Section, the terms ''director'' and ''officer'' include their respective heirs, executors and administrators, and an ''interested'' director or officer is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending. Nothing contained in this Section shall affect any rights to indemnification to which corporate personnel other than directors or officers may be entitled by contract or otherwise under law.

Item 16.  Exhibits

     The following exhibits are either filed herewith or incorporated by reference to documents previously filed as indicated below:

4.1 Restated Articles of Organization. Incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed with the Commission on March 17, 2000.

4.2 Amended and Restated Bylaws. Incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed with the Commission on March 17, 2000.

5.1  Opinion of Paul T. Dacier, Senior Vice President and
     General Counsel of EMC Corporation, as to the legality of the securities being registered.

23.1 Consent of Paul T. Dacier, Senior Vice President and
     General Counsel of EMC Corporation (included with
     Exhibit 5.1 hereof).

23.2 Consent of PricewaterhouseCoopers LLP.

24.1 Power of Attorney (included with the signature pages to this registration statement).

Item 17.  Undertakings

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by
     section 10(a)(3) of the Securities Act of 1933;

               (ii)  To reflect in the prospectus any facts
     or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities
     Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii)  To include any material information
     with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that paragraphs (i) and
     (ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

          (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Hopkinton, Commonwealth of Massachusetts, on November 16, 2000.


                                   EMC CORPORATION

                                   By:  /s/ Paul T. Dacier
                                      ---------------------
                                      Name: Paul T. Dacier
                                      Title: Senior Vice President and
                                             General Counsel


                    POWER OF ATTORNEY

  We, the undersigned officers and directors of EMC
Corporation, hereby severally constitute Michael C.
Ruettgers, William J. Teuber, Jr. and Paul T. Dacier, and each of them singly, our true and lawful attorneys-in-fact with full power of substitution and resubstitution, for them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement (including pre-effective and post-effective amendments), and generally to do all such things in our name and behalf in our capacities as officers and directors to enable EMC Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys-in-fact, or any of them, to said registration statement and any and all amendments thereto.

  Witness our hands and common seal on the dates set forth below.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


  Signatures               Title                    Date
  ----------               -----                    -----

 /s/ Richard J. Egan       Chairman of the Board     November 16, 2000
--------------------       (Principal Executive
Richard J. Egan            Officer) and Director


/s/ Michael C. Ruettgers   Chief Executive Officer   November 16, 2000
------------------------   and Director
Michael C. Ruettgers


/s/ William J. Teuber, Jr.  Senior Vice President    November 16, 2000
--------------------------  and Chief Financial
William J. Teuber, Jr.      Officer (Principal
                            Financial Officer and
                            Chief Accounting Officer)


/s/ Michael J. Cronin       Director                 November 16, 2000
---------------------
Michael J. Cronin


/s/ John R. Egan            Director                 November 16, 2000
----------------
John R. Egan


/s/ Maureen E. Egan         Director                 November 16, 2000
-------------------
Maureen E. Egan


/s/ W. Paul Fitzgerald      Director                 November 16, 2000
----------------------
W. Paul Fitzgerald


/s/ Joseph F. Oliveri       Director                 November 16, 2000
---------------------
Joseph F. Oliveri


/s/ Alfred M. Zeien         Director                 November 16, 2000
-------------------
Alfred M. Zeien


                      EXHIBIT INDEX





Number    Description
------    -----------

4.1 Restated Articles of Organization. Incorporated by reference from the Company's Annual Report on Form
          10-K for the fiscal year ended December 31, 1999 filed with the Commission on March 17, 2000.

4.2 Amended and Restated Bylaws. Incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed with the Commission on March 17, 2000.

5.1       Opinion of Paul T. Dacier, Senior Vice President and
          General Counsel of EMC Corporation, as to the legality of the securities being registered.

23.1      Consent of Paul T. Dacier, Senior Vice President and
          General Counsel of EMC Corporation (included with
          Exhibit 5.1 hereof).

23.2      Consent of PricewaterhouseCoopers LLP.

24.1 Power of Attorney (included with the signature pages to this registration statement).